                                                                   Exhibit 4.3


                      THE GOODYEAR TIRE & RUBBER COMPANY

                              OFFICERS' CERTIFICATE
                              ---------------------

         Robert W Tieken, Executive Vice President and Chief Financial Officer, and Stephanie W Bergeron, Vice President and Treasurer, of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), pursuant to Sections 2.01,
3.01 and 3.03 of the Indenture, dated as of March 1, 1999 (the "Indenture"), between the Company and Chase Manhattan Bank, as Trustee (the "Trustee"), each hereby certifies to the Trustee that:

         I. In accordance with resolutions adopted by the Board of Directors of the Company on February 2, 1999, October 6, 1998, August 5, 1997, December 3, 1996 and January 9, 1996, (the "Board Resolutions") and with resolutions adopted by the Special Finance Committee of the Board of Directors of the Company on August 10, 2001 (the "Committee Resolutions"), the Company has established a series of Securities (as defined in the Indenture) for issuance, authentication and delivery pursuant to the Indenture. Capitalized terms as used herein shall have the meaning specified in the Indenture unless otherwise defined herein. Such series of Securities shall have the following terms and conditions:

                  1. The series of Securities shall be known as the 7.857% Notes due 2011 (herein the "Notes").

                  2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (other than pursuant to Sections 3.04, 3.05, 3.06, 3.09 or 11.07 of the Indenture and other than any Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is $650,000,000.00.

                  3. Interest on the Notes shall be paid to The Depository Trust Company, provided that the Company may pay interest by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register at the relevant Interest Payment Date.

                  4. The principal amount of the Notes shall be payable on August 15, 2011.

                  5. The interest rate to be borne by the Notes shall be 7.857% per annum, payable from August 15, 2001, commencing on February 15, 2002, and on each February 15 and August 15 thereafter to and including August 15, 2011 ("Interest

         Payment Dates") and the Regular Record Date (as defined in the Indenture) in respect of each Interest Payment Date shall be the February 1 immediately preceding a February 15 Interest Payment Date and the August 1 immediately preceding a August 15 Interest Payment Date. Interest will be computed as provided in Section 3.10 of the Indenture.

                  6. The payment of the principal of and any premium and interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose, which agency shall initially be The Depository Trust Company, New York, New York; provided that the Company may, at its option, make payment of interest by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the relevant Interest Payment Date.

                  7. The Notes are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days' notice by mail to the Trustee at a Redemption Price equal to the greater of (1) 100% of their principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments (as herein defined) thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate (as herein defined) plus thirty-five basis points (.35%), plus in each case accrued interest thereon to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. As used herein and in the Notes, the term: (a) "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (b) "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Treasury security selected by an Independent Investment Banker as having a maturity compared to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;
         (c) "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company;
         (d) "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer

         Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations; (e) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date; and (f) "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and Salomon Smith Barney Inc.,, and each of their successors, and, at the option of the Company, other primary U.S. Government securities dealers in New York City selected by the Company; and (g) "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding schedule interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or the portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and certain other conditions specified in the Indenture are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

                  8. There shall be no provision obligating the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof.

                  9. The Notes are issuable in denominations of $1,000 and any integral multiple thereof. The Notes will be represented by one or more global securities (collectively, the "Global Securities") registered in the name of Cede & Co., a partnership nominee of The Depository Trust Company, New York, New York (the "Depositary"), or another nominee of the Depositary. The Global Securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

                  The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Securities will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Securities).

                  So long as the Depositary, or its nominee, is the registered holder and owner of the Global Securities, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes for all purposes under the Indenture.

                  The Global Securities are exchangeable for Notes in definitive form of like tenor as such Global Securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes.

                  10. The Notes shall be denominated in, and the principal of and interest and premium, if any, on the Notes shall be payable only in, United States Dollars.

                  11. The Redemption Price in respect of the Notes shall be determined as follows:

                           That amount equal to the greater of (1) 100% of the
                  principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments (as herein defined) thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate (as herein defined) plus thirty-five basis points (.35%), plus in each case accrued interest thereon to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. As used herein, the term: (a) "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (b) "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;
                  (c) "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company; (d) "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations; (e) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date; and (f) "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and Salomon Smith Barney Inc., and each of their successors, and, at the option of the Company, other primary U.S. Government securities dealers in New York City selected by the Company; and (g) "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  12. The principal of and any premium or interest on the Notes shall be payable only in United States Dollars.

                  13. The entire principal amount of the Notes shall be payable upon the declaration of acceleration of the Maturity of the Notes pursuant to Section 5.02 of the Indenture in the manner and with the effect provided in the Indenture.

                  14. Sections 13.02 and 13.03 of the Indenture shall apply to the Notes.

                  15. The Notes shall be issuable in the form of, and will be represented by one or more, global securities (collectively, the "Global Securities") registered in the name of Cede & Co., a partnership nominee of The Depository Trust Company, New York, New York (the "Depositary"), or a nominee of the Depositary. The Global Securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

                  The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Securities will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Securities).

                  So long as the Depositary, or its nominee, is the registered holder and owner of the Global Securities, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes for all purposes under the Indenture.

                  The Global Securities are exchangeable for Notes in definitive form of like tenor as such Global Securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes.

                  16. The Events of Default applicable to the Notes are set forth at clauses (a), (b), (d), (e) and (f) of Sections 5.01 of the Indenture; clauses (c) and (g) of Section 5.01 of the Indenture shall not apply to the Notes.

                  17. Section 5.02 of the Indenture shall apply without variation, except that clauses (c) and (g) of Section 5.01 of the Indenture shall not be operative with respect to, and shall not apply to, the Notes or to Section 5.02 of the Indenture.

                  18. There shall be no addition to or change in the covenants set forth in

         Article Ten of the Indenture which shall be operative in respect of or apply to the Notes; there shall be no other covenant or warranty included for the benefit of the Notes in addition to those included in the Indenture for the benefit of all Securities of all series issued or to be issued pursuant to the Indenture; there shall be no other covenant or warranty included for the benefit of the Notes and there shall be no provision that any covenant or warranty included in the Indenture for the benefit of all Securities issued or to be issued pursuant to the Indenture shall not be for the benefit of the Notes, or any combination of such covenants, warranties or provisions.

                  19. There are no other terms of the Notes which are not otherwise specified for all Securities issued pursuant to the Indenture.

                  20. The terms and conditions of the Notes are set forth in the form of Global Note attached to this certificate as Annex A.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of August, 2001.

                                                 /s/Robert W Tieken
                                        ------------------------------------
                                                 Robert W Tieken,
                                            Executive Vice President and
                                               Chief Financial Officer


                                                 /s/Stephanie W Bergeron
                                        -----------------------------------
                                                 Stephanie W Bergeron,
                                              Vice President and Treasurer

                                  Annex A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED, WHETHER IN WHOLE OR IN PART, TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                       THE GOODYEAR TIRE & RUBBER COMPANY

                              7.857% NOTE DUE 2011

CUSIP 382550 AH 4 No. GNS3-            $


               The Goodyear Tire & Rubber Company, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or
registered assigns, the principal sum of                      DOLLARS
($            ) on August 15, 2011, and to pay interest thereon from August
15, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing February 15, 2002, at the rate of 7.857% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 15, 2001               THE GOODYEAR TIRE & RUBBER COMPANY

                                     By
                                        ----------------------------------------
[Seal]                                Robert W. Tieken, Executive Vice President

Attest:

      C. Thomas Harvie, Secretary

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     THE CHASE MANHATTAN BANK, as Trustee

                                                         by
                                                  Authorized Officer

This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1999 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the Company's 7.857% Notes due 2011, limited in aggregate principal amount to Six Hundred And Fifty Million Dollars [$650,000,000.00] (herein referred to as the "Notes").
The Notes are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days' notice by mail to the Trustee at a Redemption Price equal to the greater of (1) 100% of their principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments (as herein defined) thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate (as herein defined) plus thirty-five basis points (.35%), plus accrued interest thereon to the Redemption Date. In determining the Redemption Price and accured interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30 day months. As used herein, the term: (a) "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (b) "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; (c) "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company;
(d) "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations; (e) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date; (f) "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and Salomon Smith Barney Inc., and each of their successors, and, at the option of the Company, other primary U.S. Government securities dealers in New York City selected by the Company; and (g) "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or the portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and certain other conditions specified in the Indenture are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.
         In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. "Event of Default" means any one of the events specified at clauses
(a), (b), (d), (e) and (f) of Section 5.01 of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series will be represented by one or more global securities (collectively, the "Global Security") registered in the name of The Depository Trust Company, New York, New York (the "Depositary"), or a nominee of the Depositary. So long as the Depositary, or its nominee, is the registered holder and owner of this Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes for all purposes under the Indenture. The Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security).

         The Global Security are exchangeable for Notes in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Notes of this series represented by a Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable only for Notes of this series.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.